SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Nara Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NARA BANCORP, INC.

3701 Wilshire Boulevard

Suite 220

Los Angeles, CA 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, JUNE 30, 2006

TO OUR STOCKHOLDERS:

We are pleased to announce that Nara Bancorp, Inc., a Delaware corporation, will hold its annual meeting of stockholders on Friday, June 30, 2006, at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005 at 10:30 a.m., Pacific Time. At this meeting, we will ask you to vote on the following matters:

1. Election of Directors. You will have the opportunity to elect six members of the board of directors to serve until our next annual meeting. The following six persons are our nominees for election:

Howard N. Gould

Dr. Chong-Moon Lee

Jesun Paik

Hyon Man Park (John H. Park)

Ki Suh Park

James P. Staes

2. Ratification of the Selection of Independent Registered Public Accounting Firm. You will be asked to ratify the selection of Crowe Chizek and Company LLP as our independent registered public accounting firm for the year ending December 31, 2006.

3. Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters too.

Our bylaws provide for the nomination of directors in the following manner:

“Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and be delivered or mailed to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

(a)	The name and address of each proposed nominee

(b)	The principal occupation of each proposed nominee

(c)	The total number of shares of capital stock of the company owned by each proposed nominee

(d)	The name and address of the notifying stockholder

(e)	The number of shares of capital stock of the company owned by the notifying stockholder

Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded.”

If you were a stockholder as of the close of business on May 5, 2006, you are entitled to vote at this meeting. We cordially invite all stockholders to attend the meeting in person.

Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Lisa Kim Pai, Secretary

Dated: May 26, 2006

i

NARA BANCORP, INC.

3701 Wilshire Boulevard

Suite 220

Los Angeles, CA 90010

PROXY STATEMENT

For the

Annual Meeting of Stockholders

To be held on June 30, 2006

GENERAL INFORMATION

Nara Bancorp, Inc. (the “Company”) is a registered bank holding company, and Nara Bank (the “Bank”) is our wholly owned subsidiary. This proxy statement contains information about the Company’s annual meeting of stockholders to be held on Friday, June 30, 2006 at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m., Pacific Time, and at any postponements or adjournments thereof. The date of this proxy statement is May 26, 2006 and it will be mailed to stockholders on or about this date.

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the board of directors is soliciting your votes for use at the 2006 annual meeting of stockholders.

This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about May 26, 2006 to all stockholders entitled to vote. The record date for those entitled to vote is May 5, 2006. On that date, there were 25,553,836 shares of our common stock outstanding. The common stock is our only class of stock outstanding. We are also sending our annual report for the fiscal year ended December 31, 2005 along with this proxy statement.

What Vote is Required for Each Proposal?

•	Election of Directors. The six nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

•	Ratification of Independent Registered Public Accounting Firm. Stockholder ratification of the selection of Crowe Chizek and Company LLP (“Crowe Chizek”) as our independent registered public accounting firm is not required. However, we are submitting the selection of Crowe Chizek to you for ratification as a matter of good corporate practice. To be approved, the ratification must receive a “FOR” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “abstain” from voting, it will have the same effect as an “against” vote. Broker non-votes will have no effect. If the stockholders do not ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Crowe Chizek. Even if the selection is ratified, we may, in our discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if we determine that such a change would best benefit our company and our stockholders.

How Many Votes Do I Have?

Each share of common stock that you own entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. Our certificate of incorporation and bylaws do not provide for cumulative voting.

How Do I Vote by Proxy?

Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote in person.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of each of the six nominees for director;

•	“FOR” the appointment of Crowe Chizek as our independent registered public accounting firm; and

•	in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

If you hold your shares of our common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth in this proxy statement, and “FOR” ratification of the appointment of Crowe Chizek as our independent registered public accounting firm for the year ending December 31, 2006.

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

•	you file either a written revocation of your proxy or a duly executed proxy bearing a later date with our corporate secretary prior to the meeting, or

•	you attend the meeting and vote in person. However, your presence at the meeting will not revoke your proxy unless and until you vote in person.

Moreover, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring a properly executed legal proxy from your broker or nominee so that you can vote your shares in person at the meeting.

How Do I Vote in Person?

If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a properly executed legal proxy from the nominee authorizing you to vote the shares and indicating that you are the beneficial owner of the shares on May 5, 2006, the record date for voting.

What Constitutes a Quorum?

To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present either in person or by proxy. We will count abstentions for purposes of establishing the presence of a quorum at the meeting.

What are the Recommendations of the Board of Directors?

Our current board of directors has unanimously approved the following items:

•	the election of each of the named nominees for director; and

•	the ratification of the selection of Crowe Chizek as our independent registered public accounting firm for the year ending December 31, 2006.

The board of directors recommends that you vote FOR each of the six nominees for director and FOR the ratification of the selection of Crowe Chizek as our independent registered public accounting firm for the year ending December 31, 2006.

What are the Costs of Solicitation of Proxies?

The Company will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies. We have hired The Altman Group, Inc. to seek proxies of custodians such as brokers who hold shares which belong to other people. This service will cost us approximately $5,000.

Will there be any Other Matters Considered at the Annual Meeting?

We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

How Do I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders?

You may submit proposals for consideration at future stockholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our corporate secretary must receive the written proposal no later than January 26, 2007. Such proposals will also need to comply with Securities and Exchange Commission (the “SEC”) regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is a reasonable time before we begin to print and mail our proxy materials.

The persons named as proxies for the 2007 annual meeting of stockholders will have discretionary authority to vote on any stockholder proposal which is not included in our proxy materials for the meeting, unless we receive notice of the proposal by April 12, 2007. If we receive proper notice by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing stockholder proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the Largest Owners of Our Common Stock?

The following table shows the beneficial ownership of our common stock as of May 5, 2006, the record date for this proxy statement, by each stockholder who we know owns more than 5% of our common stock. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you beneficially own our common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock, within 60 days of the record date. We have relied on the public filings on Schedules 13D or 13G of each of the following stockholders, in determining how many shares such stockholder owns:

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Fidelity Management Corp. 82 Devonshire St., Boston, MA 02109	2,366,893	9.26%

Dr. Chong-Moon Lee 3701 Wilshire Blvd., Suite 220, Los Angeles, CA 90010	2,245,288	8.79%

Dr. Thomas Chung 5525 Wilshire Blvd., Los Angeles, CA 90036	1,498,396	5.86%

How Much Stock do Our Directors, Nominees for Directors and Executive Officers Own?

The following table shows the beneficial ownership, as defined in the preceding paragraph, of our common stock as of May 5, 2006 held by (i) two individuals who served as our Chief Executive Officer during fiscal year 2005; (ii) each of our other most highly compensated executive officers employed by us as of December 31, 2005 whose salary and bonus for the fiscal year ended December 31, 2005 was in excess of $100,000 for their services rendered in all capacities to us; (iii) one additional individual for whom disclosure would be required to be provided but for the fact that the individual was not serving as an executive officer at December 31, 2005; (iv) each of our current directors; and (v) all directors, nominees and executive officers as a group. The individuals identified in items (i), (ii) and (iii) in the preceding sentence are referred to in this proxy statement as the “Named Executive Officers.”

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percent of class(15)
Directors
Howard N. Gould(2)	20,000	(5)	*
Benjamin Hong(3)	377,214		1.48%
Yong H. Kim(2)	747,962	(6)	2.93%
Dr. Chong-Moon Lee(2)	2,245,288	(7)	8.79%
Jesun Paik(2)	103,700	(8)	*
John H. Park(2)	461,644	(9)	1.81%
Ki Suh Park(2)	94,120		*
James P. Staes(2)	0		*
Ho Yang(4)	40,000	(10)	*
Officers
Alvin D. Kang(2)	3,000		*
Min J. Kim(2)	138,640	(11)	*
Bonita I. Lee(2)	66,856	(12)	*
Christine Oh(2)	40,000	(13)	*
All Directors, Nominees and Executive Officers as a group (13 Total)	4,338,424	(14)	16.98%

*	Indicates holdings of less than 1%.
(1)	Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.
(2)	The address for this individual is c/o Nara Bancorp, Inc., 3701 Wilshire Blvd., Suite 220, Los Angeles, CA 90010.
(3)	Benjamin Hong’s address was c/o Nara Bancorp, Inc., 3701 Wilshire Blvd., Suite 220, Los Angeles, CA 90010 until February 4, 2005.
(4)	Ho Yang’s address was c/o Nara Bancorp, Inc., 3701 Wilshire Blvd., Suite 220, Los Angeles, CA 90010 until March 15, 2006.
(5)	Includes 20,000 stock options vested but not yet exercised under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”).
(6)	Includes 40,000 stock options vested but not yet exercised under the 2000 Plan; includes 405,794 shares owned together with spouse.
(7)	Includes 120,000 stock options vested but not yet exercised under the 2000 Plan.
(8)	Includes 100,000 stock options vested but not exercised under the 2000 Plan.
(9)	Includes 80,000 stock options vested but not yet exercised under 2000 Plan.
(10)	Includes 40,000 stock options vested but not exercised under the 2000 Plan. These are out-of-money options that will expire on June 15, 2006.
(11)	Includes 46,656 stock options vested but not yet exercised under the Nara Bancorp, Inc. 2001 Nara Bank Continuation 1989 Stock Option Plan (the “1989 Plan”) and 72,000 stock options vested but not yet exercised under the 2000 Plan.
(12)	Includes 28,000 stock options vested but not yet exercised under the 2000 Plan; 200 shares are owned by spouse.
(13)	Includes 32,000 stock options vested but not yet exercised under the 2000 Plan.
(14)	Includes 46,656 stock options vested but not exercised under the 1989 Plan; 532,000 stock options vested but not yet exercised under the 2000 Plan.
(15)	The percentages are based on 25,553,836 shares outstanding on May 5, 2006.

Did Directors and Officers Comply with their Section 16(a) Beneficial Ownership Reporting Compliance Requirements in 2005?

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file reports of ownership and reports of changes in ownership of common stock with the SEC. The Exchange Act also requires them to furnish us with copies of all Section 16(a) forms they file.

To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements applicable to them during the 2005 fiscal year.

What is the Background of Our Executives ?

Min J. Kim. Ms. Kim has served as Acting President and member of the Interim Office of the President since March 13, 2006, and has also concurrently served as Executive Vice President and Chief Operating Officer of the Bank since October 2003. Ms. Kim has served the Bank as Executive Vice President and Chief Credit Officer from January 2000 to October 2003 and as Senior Vice President and Chief Credit Administrator from 1996 to 1999. Prior to joining the Bank in 1995, Ms. Kim served in numerous positions with Hanmi Bank including Vice President and Manager of the Western Branch from 1992 to 1995.

Alvin D. Kang. Mr. Kang has served as a member of the Interim Office of the President since March 13, 2006, and concurrently as Executive Vice President and Chief Financial Officer of the Bank and the Company since July 28, 2005. Prior to joining the Bank, Mr. Kang served as Executive Vice President, Chief Operating and

Chief Financial Officer for Broadway Federal Bank and Chief Financial Officer of Broadway Financial Corporation since 2001. Mr. Kang has also held a senior position at an investment banking and consulting firm, as well as serving as an audit partner at KPMG LLP and at Ernst & Young LLP. Mr. Kang worked with KPMG LLP for 26 years during which time he served as lead partner of the Asian Business Group and as lead partner on audits of major financial institutions in Los Angeles including Home Savings, Glendale Federal, Coast Savings, and First Federal Bank of Santa Monica.

Bonita I. Lee. Ms. Lee has served as a member of the Interim Office of the President since March 13, 2006, and concurrently as Executive Vice President and Chief Credit Officer of the Bank since April 13, 2005. Ms. Lee has also served the Bank as Senior Vice President and Chief Credit Officer from October 2003 to April 2005, Senior Vice President and Credit Administrator from February 2000 to October 2003, and Vice President and Credit Administrator from 1993 to 2000. Prior to joining the Bank, Ms. Lee held various lending positions with California Center Bank in Los Angeles from 1989 to 1993.

What are the Responsibilities of Our Board of Directors and Certain Committees?

The board of directors has a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee. The procedures for nominating directors, other than by the Nomination and Governance Committee or the full board of directors of the Company itself, are set forth in the bylaws and in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

During 2005, the Company’s board of directors held sixty-seven (67) board meetings. All of the directors of the Company attended at least 75% of the aggregate of the total number of board and committee meetings on which they served during 2005.

Audit Committee: The Audit Committee consists of Jesun Paik as Chairman, and Ki Suh Park, Yong H. Kim and John H. Park, and operates under a written charter adopted by the board of directors. The Audit Committee charter sets out its responsibilities, authority and specific duties. The text of the charter is available on our website at www.narabank.com. Each of the members is “independent” as defined by our policy and the listing standards for Nasdaq National Market. Mr. Jesun Paik is qualified as an audit committee financial expert within the meaning of the SEC regulations and the board of directors has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq National Market. The Audit Committee met eighteen (18) times in 2005. Presented below is the report of the Company’s Audit Committee.

Audit Committee Report

The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Securities Act of 1934, as amended, except to the extent we may specifically incorporate in this report by reference.

The Audit Committee reports to the board of directors and is responsible for overseeing and monitoring financial accounting and reporting, and the system of internal controls established by management and our audit process.

Pursuant to the charter, the Audit Committee has the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;

•	To review the adequacy of internal control systems and financial reporting procedures with management and the independent registered public accounting firm; and

•	To review the general scope of the annual audit and the fees charged by the independent registered public accounting firm.

In discharging its oversight responsibility, the Audit Committee in 2005 and 2006 has met and held discussions with management and Crowe Chizek, the independent registered public accounting firm. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and Crowe Chizek. The Audit Committee discussed with Crowe Chizek matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee also obtained from Crowe Chizek a formal written statement describing all relationships between the Company and the registered public accounting firm that bear on the public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with Crowe Chizek any relationships that may impact the objectivity and independence of Crowe Chizek, and satisfied itself as to their independence.

Based on these discussions and reviews, the Audit Committee recommended that the board of directors approve the inclusion of the Company’s audited financial statements the Annual Report for the year ended December 31, 2005 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the board of directors as of May 26, 2006:

Jesun Paik, Chairman

Ki Suh Park

Yong H. Kim

John H. Park

Compensation Committee: The members of the Compensation Committee consist of Dr. Chong-Moon Lee (Chairman), Jesun Paik, Ki Suh Park, and Yong H. Kim. All the members of the Compensation Committee are “independent” as defined by our policy and the listing standards for Nasdaq National Market. Five (5) meetings of the Compensation Committee were held during 2005. The purpose of the Compensation Committee is to assist the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and executive officers.

Nomination and Governance Committee: The members of the Nomination and Governance Committee consist of Ki Suh Park (Chairman), Dr. Chong-Moon Lee, Jesun Paik, John H. Park and Yong H. Kim. All the members of the Nomination and Governance Committee are “independent” as defined by our policy and the listing standards for Nasdaq National Market. The Nomination and Governance Committee held two (2) meetings in 2005. The Nomination and Governance Committee is appointed by the board of directors to assist the board of directors in identifying qualified individuals to become board members, consistent with criteria approved by the board of directors, to determine the composition of the board of directors and to recommend to the board of directors the director nominees for the annual meeting of shareholders. The Nomination and Governance Committee has a charter, a copy of which can be found on our website at www.narabank.com.

Stockholder Nominees

It is the policy of the Nomination and Governance Committee to consider director candidates recommended by stockholders. Any such recommendation shall be made in writing and be delivered or mailed to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

(a)	The name and address of each proposed nominee.

(b)	The principal occupation of each proposed nominee.

(c)	The total number of shares of capital stock of the Company owned by each proposed nominee.

(d)	The name and address of the notifying stockholder.

(e)	The number of shares of capital stock of the Company owned by the notifying stockholder.

Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded.

Director Qualifications

Among the qualifications the Nomination and Governance Committee will consider in the selection of candidates (regardless of whether such candidates are identified by the Nomination and Governance Committee, management or stockholders) are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the commercial banking industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the board’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the board of directors and one or more of its committees. Nominees will be screened to ensure each candidate has qualifications that compliment the overall core competencies of the board of directors. A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the board of directors. In making its selection, the Nomination and Governance Committee will bear in mind that the foremost responsibility of a director is to represent the interests of the stockholders as a whole. The screening process shall include a background evaluation and independence determination.

Identifying and Evaluating Directors

Except for the requirement that stockholders submit nominees in writing to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors (except if less than 21 days’ notice of the meeting is given to stockholders) the process that the Nomination and Governance Committee follows for identifying and evaluating nominees for director is the same whether a candidate is identified by the Nomination and Governance Committee, management or stockholders. In each case, the Nomination and Governance Committee will review each properly submitted nominee.

Stockholder Communications with the Board

We welcome suggestions and comments from our stockholders. All stockholders are also encouraged to attend the annual meeting of stockholders where we will be available to answer questions. Stockholders may send written communications to the board by writing to the secretary of the board at Nara Bancorp, Inc., 3701 Wilshire Boulevard, Suite 220, Los Angeles, California 90010. Such communication should state the number of shares owned by the stockholder making the communication. The secretary will review each communication and forward it to the board of directors, the chairman of the board, appropriate committees, or any director specified in the communication. This information is also posted in the Company’s website at www.narabank.com.

Code of Ethics

The Company has adopted a code of ethics that applies to all officers, directors and employees. The Nara Code of Business Conduct and Ethics is available on our website at www.narabank.com. If the Company makes material changes to, or grants waiver from, the company’s code of ethics for its senior financial officers, the Company will promptly disclose the nature of the amendment or waiver on its website.

EXECUTIVE AND DIRECTOR COMPENSATION

How Do We Compensate Directors?

During fiscal year 2005, non-employee directors who are not also on the board of Nara Bank each received $3,000 in quarterly retainer plus $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone conference. Non-employee directors who also served on the board of Nara Bank received $3,000 in monthly retainer from the Bank and did not receive separate fees for also serving on the Company board. The Chairman of the board received $3,400 in monthly retainer from the Bank and did not receive separate fees for also serving on the Company board. Directors who are employees received $3000 in monthly retainer until March 2005. After March 2005, employee directors were not separately paid for service as directors of the Company or its subsidiaries. Total directors’ fees paid in 2005 by Nara Bancorp were $114,000. Total directors’ fees paid by the Bank during 2005 were $166,800, of which $42,000 was deferred under a deferred compensation plan. Deferred amounts accrue interest at the prime rate plus 0.25%. Non-employee directors are eligible to be granted non-qualified stock options under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”). Directors who served on both Company and Bank boards, except for the Chairman, each received medical and dental insurance coverage for which we paid between $10,218 and $25,333 per year in premiums under the Bank’s health insurance plans as well as economic benefits under split-dollar life insurance policies in amounts that ranged from $1,758 to $1,953.

How Do We Compensate Executive Officers?

The following table sets forth summary information regarding compensation earned by our Named Executive Officers.

Summary Compensation Table

Name and principal Position							Long Term Compensation			All other Compen- sation(6) ($)
	Annual Compensation(1)						Awards		Payouts
	Year	Salary ($)	Bonus(4) ($)		Other annual Compen- sation ($)		Restricted stock awards	Securities underlying options/ SARs(5)	LTIP payouts
Ho Yang Former Chief Executive Officer(7)	2005	252,083	275,000		0		N/A	120,000	N/A	3,359

Benjamin Hong	2005	0	0		9,000	(2)	N/A	0	N/A	0
Former Chief Executive Officer(8)	2004	0	742,201	(9)	69,423	(2)	N/A	0	N/A	0
	2003	129,795	1,189,169		28,745	(2)	N/A	120,000	N/A	5,192

Min J. Kim	2005	139,019	148,008		9,600	(3)	N/A	0	N/A	5,118
Acting President and Chief Operating Officer	2004	136,950	112,660		8,400	(3)	N/A	0	N/A	5,087
	2003	129,061	118,200		8,400	(3)	N/A	120,000	N/A	4,517

Alvin D. Kang	2005	97,603	60,000		4,500	(3)	N/A	80,000	N/A	0
Chief Financial Officer(10)

Bonita I. Lee	2005	121,354	145,000		9,600	(3)	N/A	40,000	N/A	4,628
Chief Credit Officer	2004	101,311	81,666		8,400	(3)	N/A	0	N/A	4,518
	2003	85,962	62,842		8,400	(3)	N/A	40,000	N/A	3,886

Christine Oh	2005	101,563	100,625		8,400	(3)	N/A	0	N/A	4,605
Controller and Former Acting Chief Financial Officer(11)	2004	92,812	58,625		8,400	(3)	N/A	0	N/A	4,062
	2003	70,760	42,750		7,350	(3)	N/A	40,000	N/A	3,129

(1)	We furnish and plan to continue to furnish to certain officers the use of company-owned automobiles, which are used primarily for business purposes. We have provided and intend to continue to provide certain officers with certain specified life and medical insurance benefits. Because portions of automobile expenses, club membership fees, meal allowances, insurance premiums attributable to personal use, and other perquisites did not exceed the lesser of $50,000 or ten percent (10%) of the total annual salary reported in the table per individual, such amounts have not been included in the foregoing figures.
(2)	Represents fees received or deferred for services as a director of Nara Bank from 2003 through 2005 and also includes health insurance premiums paid on behalf of Mr. Hong in 2004.
(3)	Represents automobile allowance.
(4)	The amounts shown are for services rendered during the year indicated, but were typically paid in the subsequent year.
(5)	Stock options granted under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.
(6)	Represents 401K matching of up to 4% of gross base salary and imputed value of split dollar life insurance agreements.
(7)	Mr. Yang commenced his employment as Nara Bancorp’s President and Chief Executive Officer on February 4, 2005 and resigned effective March 15, 2006.
(8)	Mr. Hong resigned as Nara Bancorp’s President and Chief Executive Officer effective February 4, 2005.
(9)	Represents compensation which has been accrued by the Company for bonus payable to Mr. Hong. Such amount has not been paid to Mr. Hong and may be withheld by the Company due to legal requirements arising out of the recent restatement.
(10)	Mr. Kang commenced his employment as Executive Vice President and Chief Financial Officer on July 28, 2005.
(11)	Ms. Oh was Acting Chief Financial Officer from March 24, 2005 through July 28, 2005. Ms. Oh currently serves as Senior Vice President and Controller.

Stock Option Grants in the Last Fiscal Year

In 2005, we granted the following incentive stock options to our Named Executive Officers under the 2000 Plan:

Individual Grants
Name	Number of securities underlying Options/SARs granted (#)(1)	Percent of total options/ SARs granted to employees in fiscal year(2)	Exercise or base price ($/Sh)(3)	Expiration date(4)	Grant date present value ($)
Ho Yang	120,000	24.5%	$21.87	02/04/2015	$717,600	(5)
Alvin D. Kang	80,000	16.3%	$15.54	07/29/2015	$488,000	(6)
Bonita I. Lee	20,000	4.1%	$15.54	07/29/2015	$122,000	(6)
Bonita I. Lee	20,000	4.1%	$14.53	04/21/2015	$103,800	(7)

(1)	The options for Mr. Kang and Ms. Lee vest in equal annual installments over a five-year period from the date of grant.
(2)	The Company awarded a total of 490,000 options to employees in the fiscal year 2005.
(3)	The exercise price per share is equal to the closing market price of the underlying security on the date of grant.
(4)	Mr. Yang resigned effective March 15, 2006 and all of his vested options (40,000) will expire three months after the resignation effective date. His original options were to vest in equal installments over a three year period.

(5)	The estimated present value at grant date of options has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 3 years; risk-free interest rate of 3.80%, representing the interest rate on U.S. government zero-coupon bonds with maturities corresponding to the estimated time until exercise; a stock price volatility rate of 35.23%; and a dividend yield of 0.50% per share per annum. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”
(6)	The estimated present value at grant date of options has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 5 years; risk-free interest rate of 4.41%, representing the interest rate on U.S. government zero-coupon bonds with maturities corresponding to the estimated time until exercise; a stock price volatility rate of 40.03%; and a dividend yield of 0.70% per share per annum. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”
(7)	The estimated present value at grant date of options has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 5 years; risk-free interest rate of 4.26%, representing the interest rate on U.S. government zero-coupon bonds with maturities corresponding to the estimated time until exercise; a stock price volatility rate of 35.44%; and a dividend yield of 0.71% per share per annum. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

The following table sets forth the number of shares acquired by each Named Executive Officer upon the exercise of stock options during 2005 and the number of shares covered by both exercisable and unexercisable stock options held by each Named Executive Officer at December 31, 2005. Also reported are values of “in-the-money” options, which represent the positive spread between the respective exercise prices of outstanding stock options and $17.78 per share, which was the closing market price of Nara Bancorp’s common stock on the Nasdaq National Market on December 31, 2005:

Aggregated Option/SAR Exercises

in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares acquired on exercise (#)	Value Realized ($)(1)	Number of securities underlying unexercised options/SARs at fiscal year end (#) Exercisable/unexercisable		Value of unexercised in-the-money options/SARs at fiscal year end ($)(2) Exercisable/unexercisable
Ho Yang	—	—	—	120,000	—	—
Benjamin Hong	40,000	$365,600	—	—	—	—
Min J. Kim	6,656	$114,084	94,656	72,000	$1,208,077	$658,080
Alvin D. Kang	—	—	—	80,000	—	$179,200
Bonita I. Lee	6,000	$93,840	16,000	64,000	$146,240	$329,160
Christine Oh	8,000	$96,240	24,000	40,000	$240,720	$409,200

(1)	Based on the closing price of the underlying securities at the exercise date, less the exercise price.
(2)	Based on the closing price of the underlying securities at year-end, less the exercise price.

Equity Compensation Plan Information

The following table summarizes certain information as of December 31, 2005 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options		(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,930,480		$9.81	434,000
Equity compensation plans not approved by security holders	24,000	(1)	$4.05	N/A
Total	1,954,480		$9.74	434,000

(1)	This relates to individual stock option agreement issued to an employee outside of the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.

Employment Agreements

Ho Yang was appointed President and Chief Executive Officer of Nara Bank and Nara Bancorp pursuant to an employment agreement dated October 1, 2004. Mr. Yang resigned effective March 15, 2006 from all positions with the Company. Mr. Yang’s employment agreement provided for an initial term of three (3) years starting February 4, 2005. The employment agreement provided for a base salary of $275,000 in the initial year, profit sharing equal to 4% of Nara Bancorp’s consolidated pretax earnings in excess of 20% of the Nara Bancorp’s consolidated previous year-end’s stockholders equity excluding unrealized gain (loss) capped at 100% of the base salary, a company owned and insured vehicle (2005 Audi A8), four weeks of paid vacation per year and payment of business-related expenses. Pursuant to his employment agreement, Mr. Yang was granted the option to purchase 120,000 shares of Nara Bancorp’s common stock. The terms of these stock options are subject to the terms and conditions set forth in the 2000 Plan. The options vested in equal amounts over three (3) years, starting one year after the date of the grant. Due to his resignation, Mr. Yang only vested in 40,000 options, which will expire if unexercised on June 15, 2006.

Alvin D. Kang was appointed Executive Vice President and Chief Financial Officer of Nara Bank and Nara Bancorp pursuant to the terms of his employment offer letter dated June 29, 2005. It provides for a base salary of $230,000 per year, plus profit sharing equal to 2% of Nara Bancorp’s consolidated pretax earnings in excess of 20% of the Nara Bancorp’s consolidated previous year-end’s stockholders equity excluding unrealized gain (loss) with the amount of profit sharing capped at 75% of base salary (for the year 2005, the profit sharing amount is fixed at $60,000), an automobile allowance, and three weeks of paid vacation per year. It also provides for a severance in the amount of twelve months base salary if the Bank terminates his employment without cause during the first two years of his employment. He is not entitled to any severance if the Bank terminates his employment for cause, death or disability. Also, if Mr. Kang’s position is eliminated or his duties substantially changed as a result of change of control of the company, he is entitled to receive twelve months base salary as severance. The board of directors granted Mr. Kang the option to purchase 80,000 shares of Nara Bancorp’s common stock, which will vest annually in equal shares over five (5) years, starting on the first anniversary of his employment. The terms of these stock options are subject to the terms and conditions set forth in the 2000 Plan.

Except as described above, neither Nara Bancorp nor Nara Bank has entered into any other written employment agreements with any of their respective Named Executive Officers.

Compensation Committee Interlocks and Insider Participation

The Company formed a Compensation Committee on July 30, 2002. To date, our executive compensation arrangements are approved by the full board of directors of Nara Bank and ratified by the Compensation Committee of the Company. Director Dr. Chong-Moon Lee is the Chairman of the Compensation Committee and the other members consist of Directors Ki Suh Park, Yong H. Kim and Jesun Paik. No person who served as a member of the Compensation Committee during the 2005 fiscal year is, or ever has been, an officer or employee of Nara Bancorp or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

What Is Our Philosophy on Executive Compensation?

We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

In 2005, our executive compensation program was administered by the Personnel Committee of the board of directors of Nara Bank, approved by the full board of directors of Nara Bank, and then ratified by the Compensation Committee of Nara Bancorp. The role of the Personnel Committee of the board of directors of Nara Bank in this respect is to review and recommend the base salaries, bonuses, stock options and other compensation of the executive officers and senior-level employees. The board of directors of Nara Bancorp, directly or through the Compensation Committee of the board of directors, also administers our stock option plans and makes grants to executive officers under the 2000 Plan

We have designed our executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of shareholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the Company’s financial performance. The objectives of our program are:

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the Company’s performance;

•	To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of the Company’s common stock; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

We also provide our executives with employee benefits, such as retirement and health benefits. The three principal components of our executive compensation program include cash compensation, bonuses and equity-based compensation.

Cash Compensation.

We review compensation surveys to ensure that the total cash compensation provided to executive officers remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is reviewed annually by the board of Nara Bank and the Compensation Committee.

Bonuses.

For 2005, we approved cash bonuses for the executive officers based on revenue and earnings targets, along with individual performance objectives.

Equity-Based Compensation.

We use equity-based compensation, principally in the form of stock options, as a cornerstone of our executive compensation program. Equity awards typically are based on industry surveys, each officer’s individual performance and achievements, market factors and the recommendations of executive management.

Is the Compensation We Pay Our Executives Deductible?

As part of the Omnibus Reconciliation Act of 1993, Section 162(m) was added to the Internal Revenue Code. Section 162(m) limits the deduction of compensation paid to the Chief Executive Officer and our other Named Executive Officers to the extent the compensation of a particular executive exceeds $1 million, unless such compensation was based on predetermined quantifiable performance goals or paid pursuant to a written contract that was in effect on February 17, 1993.

We will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 2000 Plan, as adopted by the Company, award of stock options and performance stock are designed generally to satisfy the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1 million dollars per year. The Nara Bancorp, Inc. 2001 Nara Bank Continuation 1989 Stock Option Plan was never amended to comply with the requirements of Section 162(m). Both plans permit us flexibility to reward senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan.

How Do We Compensate Our President and Chief Executive Officer?

The former President and Chief Executive Officer of Nara Bancorp and Nara Bank, Mr. Ho Yang, was compensated for his services based on the terms of his employment agreement dated October 1, 2004. Mr. Yang’s employment agreement provided for a base salary of $275,000 in the initial year, and profit sharing equal to 4% of Nara Bancorp’s consolidated pretax earnings in excess of 20% of the Nara Bancorp’s consolidated previous year-end’s stockholders equity excluding unrealized gain (loss) capped at 100% of the base salary. Mr. Yang submitted his written resignation on February 15, 2006, effective March 15, 2006. We discuss this contract above under the heading “Employment Agreements.”

Respectfully submitted by the members of the Compensation Committee of the board of directors as of May 26, 2006:

Dr. Chong-Moon Lee, Chairman

Jesun Paik

Ki Suh Park

Yong H. Kim

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on the common stock of Nara Bank (which was the traded company until February 5, 2001) and the Company with (i) the cumulative total return of the Nasdaq Market Index, (ii) the cumulative total return of the S&P 600 SmallCap Index, and (iii) a published index comprised by Hemscott PLC of banks and bank holding companies in the Pacific Region. The graph assumes an initial investment of $100 and reinvestment of dividends. Points on the graph represent the performance as of the last business day of each of the years indicated. The graph is not necessarily indicative of future price performance.

The following graph does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we may specifically incorporate this graph by reference.

Comparative Cumulative Total Return

Among Nara Bank / Bancorp

Nasdaq Market Index, S&P SmallCap Index, and Hemscott Group Index

ASSUMES $100 INVESTED ON DEC. 31, 2000

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2005

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
NARA BANK/ BANCORP	100.00	76.93	106.97	288.92	448.87	377.15
NASDAQ MARKET INDEX	100.00	79.71	55.60	83.60	90.63	92.62
HEMSCOTT GROUP INDEX	100.00	113.53	110.16	166.83	203.66	213.29
S&P SMALLCAP 600 INDEX	100.00	106.54	90.95	126.23	154.82	166.71

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no existing or proposed material transactions between the Company or the Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below:

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, the Bank in the ordinary course of our business and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made on substantially the same terms, including interest rate and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness and do not involve more than a normal risk of collectibility or present other unfavorable features.

Stock Sale Agreement with Dr. Chong-Moon Lee

On August 31, 2005, Dr. Chong-Moon Lee, the chairman of the board agreed to purchase from the Company $20 million of newly issued shares of common stock at the market value on such date of $13.88 per share, or a total of 1,440,922 shares. The purchase price was determined by using the closing bid price for the Company’s common stock on the Nasdaq National Market, the date both parties executed the purchase agreement. No underwriting discount or placement agent fee was payable in connection with this transaction. The transaction closed on September 12, 2005, after receipt by the Company of a fairness opinion by an outside investment banking firm. The shares of common stock sold to Dr. Lee were restricted, and the Company has not agreed to register the shares for resale under the Securities Act of 1933.

Sublease with Master Lessee of Yong Hwan Kim Related Entities

Yong Hwan Kim, who is a director of the Company and the Bank, owns approximately 15.96% partnership interest in Gordon Square LP which owns the commercial real property on which one of the Bank’s branches are located. Gordon Square LP is the master landlord to sublessors, Beach Galleria, LLC and Super 1 Hannam, Inc., which are unrelated to Mr. Kim and are both subleasing branch spaces to the Bank. The Bank does not have a direct lease with Gordon Square LP. In the year 2005, the Bank made aggregate total sublease payments of approximately $67,882.40 to Super 1 Hannam, Inc. and $14,039.50 to Beach Galleria LLC.

Consulting Agreement with Carpenter & Company

On March 13, 2006, the Bank agreed to retain Carpenter & Company to provide strategic consulting services to the Bank. Mr. Howard N. Gould, who was appointed director of the Company and the Bank on March 13, 2006, is the executive vice chairman of Carpenter & Company. The retainer is for a period of eighteen months and requires a payment of $20,000 per quarter for the first two quarters after the contract commencement date in 2006 and $15,000 per quarter thereafter, plus reimbursement of reasonable out-of-pocket expenses. The Company will also provide customary indemnification to Carpenter & Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF NARA BANCORP, INC.

Nominations

Our Certificate of Incorporation and bylaws provide that the number of directors may be no less than five (5) and no more than twenty-five (25), with the exact number to be fixed by resolution of the board of directors or stockholders. Currently, the board of directors has six (6) members.

The board of directors has unanimously nominated the following six (6) individuals to serve as the Company’s directors until the next annual meeting of stockholders and until each person’s successor is elected and qualified:

Howard N. Gould

Dr. Chong-Moon Lee

Jesun Paik

Hyon Man Park (John H. Park)

Ki Suh Park

James P. Staes

Mr. Yong Hwan Kim, who is currently a director of the Company, is not standing for re-election as a director.

The proxy holders will vote all proxies for the election of the six (6) nominees listed above unless authority to vote for the election of any of the directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees will have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies voted for them may be voted for a substitute nominee to be designated by the board of directors. The board of directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those names below.

Each of the nominees listed above, except for Howard N. Gould and James P. Staes, is currently a director of the Company who was previously elected by the stockholders. Messrs. Gould and Staes were appointed to the board of directors on March 13, 2006 and May 26, 2006, respectively. It is the Company’s policy to encourage its directors and the nominees for directors to attend the annual meeting. All of the nominees (with the exception of Messrs. Gould and Staes who were not directors in 2005) attended our 2005 annual meeting of stockholders.

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and Crowe Chizek, the board of directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards.

The next table provides certain information as of May 5, 2006, with respect to all of our current directors and those persons nominated by the board of directors for election as directors. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. There is no family relationship between any of the directors, nominees or executive officers, except for two nominees (and current directors) for director, Messrs. Jesun Paik and Ki Suh Park, who are brothers-in-law.

Name	Age	Principal Business During the Past Five Years	Year First Elected to Board
Howard N. Gould	56	Mr. Gould is Vice Chairman of Carpenter and Company, a firm that advises banks on capital, strategic and charter related matters. From 2004 to 2005, he was California Commissioner of Financial Institutions under Governor Arnold Schwarzenegger. From 2002 to 2003, he was Vice Chairman of The Bank of the West which had acquired United California Bank. From 1992 to 2002, he was Vice Chairman and Chief Operating Officer of United California Bank. He was State Superintendent of Banking under Governor George Deukmejian.	2006

Yong H. Kim	64	Mr. Kim is President and CEO of KOAMEX Wholesale, Inc., which he established in 1978, and President and CEO of Major Wholesale Inc., which he established in 1991. He also is Chairman of YH Trading Inc. and Ontario Cash & Carry Wholesale Inc. Mr. Kim is former Chairman of the Los Angeles Central Lions Club.	2002

Dr. Chong-Moon Lee	77	Dr. Lee founded Diamond Multimedia Systems, served as CEO & Chairman of the company for 17 years, and took the company to a very successful IPO in 1995. Dr. Lee is chairman of AmBex Venture Group, a venture capital and investment fund in Silicon Valley, and a member of Advisory Board of Stanford Technology Venture Program (STVP) of Engineering School, Stanford University. He served as a Consulting Professor at Asia Pacific Research Center of Stanford University for 5 years. He currently serves as a Chaired Professor Emeritus of Korea Advanced Institute of Science and Technology (KAIST). Dr. Lee serves as a Commissioner & Trustee of Asian Art Museum of San Francisco—Chong-Moon Lee Center for Asian Art & Culture, the largest Asian arts treasures of collections outside of Asia. He also serves as a Trustee of Asia Foundation, San Francisco, and as a Trustee of Asia Society, New York. In 2006, Governor Schwarzenegger appointed him as a member of California Arts Council for 4 year term.	2003

Name	Age	Principal Business During the Past Five Years	Year First Elected to Board
Jesun Paik	69	Mr. Paik is Senior Advisor and a former Executive Vice President of Robb Evans & Associates, a financial consulting company which he joined in 2002. From 1989 to 1994, he was Executive Vice President and Senior Advisor of the Americas Division of The Sakura Bank, Ltd. Prior to The Sakura Bank, Mr. Paik served in executive management positions for Wells Fargo Bank N.A. and Union Bank.	2001

John H. Park	58	Mr. Park is President and Chief Executive Officer of ABI USA Sales Corp, an import and export company which he founded in 2001, and President and Chief Executive Officer of BB Imex Corporation which he founded in 2003. From 1985 to 2001, he was President and Chief Executive Officer of Showroom 3 Inc. From 1978 to 2001, he was President and Chief Executive Officer of B.B. World Corporation.	2002

Ki Suh Park	74	Mr. Park is an architect and a city planner and has served since 1981 as the Design and Managing Partner (CEO) of Gruen Associates, a Los Angeles-based architecture, planning and interior design firm. His projects include the Koreatown Plaza; the Los Angeles Convention Center Expansion; the Daehan Kyoyuk Insurance Company Headquarters Tower in Seoul, Korea; Citibank and PT Bank Mandiri Towers, Jakarta, Indonesia; the Renee and Henry Segerstrom Concert Hall, Costa Mesa; and the LA Open Door Presbyterian Church. Mr. Park is the chairman of the Korean American Museum, and the former chairman of the Korean American Coalition and the Citizens Advisory Committee for Transportation Quality for the U.S. Secretary of Transportation. He serves on the Boards of a number of non-profit institutions, including the California Community Foundation, the Public Policy Institute of California, the Los Angeles World Affairs Council, and the Natural History Museum of Los Angeles County.	2001

James P. Staes	67	Mr. Staes is a director of The Mechanics Bank of Richmond which he joined in 2002 and where he is Chairman of Trust Committee and a member of Loan, Audit, Governance, and Compensation Committees. The Board of Governors of the Federal Reserve has waived (through May 22, 2009) the provisions of the Management Interlocks Act, which otherwise would have prevented Mr. Staes from serving concurrently on the boards of the Company and the Mechanics Bank of Richmond. From 1997 to 2004, he was a director of Manufacturers Bank and where he was Chairman of Credit Risk Management, ALM and Trust, and Audit Committees, as well as a member of Compliance Committee. From 1999 to 2001, he was a director of Imperial Credit Industries Inc., a public company, and its subsidiary, Southern Pacific Bank.	2006

None of the directors, nominees for director or officers of the Company serves as a director of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL SIX NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Crowe Chizek as our independent registered public accounting firm for the year ending December 31, 2006 and has further directed that the selection of Crowe Chizek for ratification by the stockholders be submitted at the annual meeting. Crowe Chizek became our independent registered public accounting firm on September 17, 2004. Representatives of Crowe Chizek will be present at the annual meeting, and will be available to respond to your appropriate questions and make such statements as they desire.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Crowe Chizek as the Company’s independent registered public accounting firm. However, we are submitting the selection of Crowe Chizek to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the board of directors determines that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Crowe Chizek. Abstentions will be counted toward the tabulation of votes cost on proposals presented to stockholders and will have same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any whether this matter has been approved.

Resignation of Deloitte & Touche LLP

On September 8, 2004, Deloitte & Touche LLP (“Deloitte”) notified the Company of its resignation as the Company’s independent registered public accounting firm, effective immediately. The event was disclosed in our Form 8-K filed on September 14, 2004. The decision to resign was made by Deloitte and, accordingly, no action was taken by the Company’s Audit Committee to recommend or approve this change of accountants.

The reports of Deloitte on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty or audit scope in any respect. The reports did contain an explanatory paragraph relating to the Company’s change during the year ended December 31, 2002 in its method of accounting for goodwill and other intangible assets resulting from changes in accounting principles to conform to Statement of Financial Accounting Standards No. 142.

During the fiscal years ended December 31, 2002 and 2003 and the subsequent interim periods through September 8, 2004, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in Deloitte’s report on the Company’s financial statements for such periods. In addition, no reportable events, as defined in Item 304 (a) (1) (v) of Regulation S-K, occurred during the Company’s fiscal years ended December 31, 2002 and 2003 and the subsequent interim periods through September 8, 2004. The term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Section 304 of Regulation S-K. Deloitte’s letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to the Company’s Current Report on Form 8-K dated September 14, 2004.

During the fiscal years ended December 31, 2002 and 2003 and any subsequent interim period before the Company’s engagement of Crowe Chizek on September 14, 2004, the Company did not consult with Crowe Chizek regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual financial statements for fiscal years 2005 and 2004. Crowe Chizek’s audit fees include the fees for the audit of the 2005 consolidated financial statements and internal controls and for the audit of the 2004 consolidated financial statements and internal controls and the reaudits of the 2003 and 2002 consolidated financial statements in the amount of $500,000.

	2005	2004
Audit Fees	$434,000	$859,732
Audit Related Fees	$32,688	$118,068
Tax Fees	$34,810	$32,500
All Other Fees	$22,783	$5,500

Audit Related Fees. Crowe Chizek’s audit related fees for 2005 were for consultation regarding implementation of Section 404 of the Sarbanes-Oxley Act, consultation regarding the Company’s response to an SEC comment letter and review of a private placement memorandum. Crowe Chizek’s audit related fees for 2004 were for consultation regarding implementation of Section 404 of the Sarbanes-Oxley Act.

Tax Fees. Crowe Chizek’s tax fees for 2005 include progress billings through December 31, 2005 related to the preparation of the Company’s 2004 federal and state income tax returns and consultation regarding various tax issues, including tax calculation training. Crowe Chizek’s tax fees for 2004 include progress billings through December 31, 2004 related to the preparation of the Company’s 2004 federal and state income tax returns.

All Other Fees. All other fees include the aggregate fees billed for services rendered by Crowe Chizek, other than those services covered above and for 2005 include fees for consultation regarding implementation of Section 302 of the Sarbanes-Oxley Act, including training sessions for management and the Audit Committee on various topics, providing audit software, video conference equipment and a salary survey report and for 2004 include fees for consultation regarding implementation of Section 302 of the Sarbanes Oxley Act.

The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of Crowe Chizek. The Audit Committee has determined that the rendering of the services other than audit services by Crowe Chizek is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy and procedures for the approval in advance of audit and non-audit services rendered by our independent auditor. The policy requires advance approval of all services before the independent auditor is engaged to provide such services. The advance approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. A copy of the Company’s policy regarding the approval of audit and non-audit services provided by the independent auditor is attached as Appendix A.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report for 2005 is included in the mailing with this proxy statement. We will also provide to any stockholder upon written request, without charge, a copy of our annual report for the year ended December 31, 2005 on Form 10-K as filed with the SEC pursuant to the Securities Exchange Act of 1934. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but does not include the exhibits themselves. If you would also like a copy of the exhibits, please write to: Ms. Lisa Pai, Nara Bancorp, Inc., 3701 Wilshire Boulevard, Suite 220, Los Angeles, CA 90010 or telephone Ms. Helen Kim at 213-639-1712. Expenses for copying and mailing of the exhibits will be your responsibility. Moreover, for your information, the SEC maintains a website, http://www.sec.gov, which contains information we file with them.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Nara Bancorp, Inc., stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Nara Bancorp, Inc., Attention: Lisa Pai, Corporate Secretary, 3701 Wilshire Blvd., Suite 220, Los Angeles, CA 90010 or telephone Ms. Helen Kim at (213) 639-1712. We will undertake to furnish any stockholder so requesting a separate copy of these proxy materials. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The board of directors knows of no other matters that will be brought before the meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting in accordance with the terms of such proxies.

NARA BANCORP, INC.
BY THE ORDER OF THE BOARD OF
DIRECTORS

Lisa Kim Pai, Secretary

Los Angeles, California

May	26, 2006

APPENDIX “A”

NARA BANCORP, INC.

POLICY REGARDING THE APPROVAL OF AUDIT AND NONAUDIT SERVICES

PROVIDED BY THE INDEPENDENT AUDITOR

Purpose and Applicability

The Audit Committee of the board of directors of Nara Bancorp, Inc. (the “Company”) is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor of the Company. As part of this responsibility, the Audit Committee is required to approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder contain detailed requirements specifying the types of non-audit services that an independent auditor may not provide to its audit client and the Audit Committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted this “Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor” (the “Policy”).

Policy Statement

It is the policy of the Company that all services provided by the Company’s independent auditor, both audit and nonaudit in nature, must be approved in advance by the Audit Committee. Although the Act permits de minimis exceptions and allows for the pre-approval of certain categories of audit and non-audit services, our policy is that all services provided by the independent auditor, both audit and nonaudit in nature, must be specifically approved in advance by the Audit Committee. The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent as defined under applicable NASDAQ rules, the authority to grant approval of permitted services to be provided by the independent auditor. The decision of a Designated Member to approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings. However, in no case may a Designated Member approve services related to the annual audit, which approval is reserved to the Audit Committee, and in no event may the Designated Member approve under delegated authority fees for services which total in the aggregate more than 50% of the Company’s regular fees for its annual audit.

All fees paid to the Company’s independent auditor will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Subject to SEC rules, the annual proxy statement should include disclosure of the amount of “Audit Related Fees” and other fees required to be disclosed by the rules.

Prohibited Services—Under no circumstances may the Company engage the independent auditors to provide the nonaudit services described below to the Company:

1. Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements. The Independent auditor cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2. Appraisal or Valuation Services or Fairness Opinions. The Independent auditor cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the Independent auditor would audit the results.

3. Actuarial Services. The Independent auditor cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

A-1

NARA BANCORP, INC.

PROXY CARD

Solicited on behalf of the board of directors of Nara Bancorp, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Friday, June 30, 2006, at 10:30 a.m. Pacific Time at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005.

The undersigned hereby appoints Annie Ahn and Helen Kim, and each of them, the proxy or proxies of the undersigned, with the full power of substitution to each, to attend the Meeting and to vote all shares of common stock of the Company held of record on May 5, 2006 by the undersigned, at the Meeting or at any adjournments thereof, on the items set forth below, and in the proxies’ discretion, upon such other business as may properly come before the Meeting.

This proxy card, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all of the nominees identified above and FOR each of the proposals listed. If any other business is presented at the Meeting, including whether or not to adjourn the Meeting, this proxy will be voted by the proxy holders in accordance with their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting, Company’s Proxy Statement dated May 26, 2006 and Annual Report of Nara Bancorp is acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

Please mark your vote as indicated in this example  ☒

1. The election of the following persons to the board of directors, to serve until the next annual meeting:

Howard N. Gould, Dr. Chong-Moon Lee, Jesun Paik, Hyon M. Park (John H. Park),

Ki Suh Park, and James P. Staes

☐  FOR ALL NOMINEES                    ☐  WITHHOLD FOR ALL NOMINEES

(Except as set forth below)

To withhold authority to vote for any nominee, write that person’s name in the space above.

2. The ratification of the selection of Crowe Chizek and Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjourning the Meeting for the purpose of soliciting additional proxies.

Signature(s) Dated , 2006

Signature

Signature

Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your name. When shares are in the names of more than one person, each should sign. This proxy will be voted FOR the nominees and the above matters unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.